UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 17, 2005
JDA Software Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-27876 (Commission File Number)	86-0787377 (IRS Employer Identification No.)

14400 North 87th Street Scottsdale, Arizona (Address of principal executive offices)	85260-3649 (Zip Code)
(480) 308-3000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On December 17, 2005, the Compensation Committee of the Board of Directors of JDA Software Group, Inc. (the “Company”) approved the increase in the annual base salary of Hamish Brewer, the Company’s Chief Executive Office from $350,000, to $450,000 effective as of January 1, 2006.
     Mr. Brewer’s employment agreement with the Company provides that the Company’s Board of Directors will review his performance on an annual basis. Mr. Brewer’s employment agreement was filed as an exhibit to the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission on March 12, 2004 (Registration No. 000-27876).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JDA Software Group, Inc.
Date: December 22, 2005	By:	/s/ Kristin L. Magnuson
Kristin L. Magnuson
Executive Vice President and Chief Financial Officer